EXHIBIT 10.6


                        STOCK PLEDGE AGREEMENT

         THIS STOCK PLEDGE AGREEMENT (this "PLEDGE AGREEMENT") is made and entered into as of September 29, 1997, by and between U.S. Diagnostic Inc., a Delaware corporation ("PLEDGOR"), DVI Financial Services Inc., a Delaware, corporation ("DVI") and DVI Business Credit Corporation, a Delaware corporation ("DVIBC").

RECITALS

         A. DVI has agreed to advance affiliates of Pledgor loans in the amount of Fifteen Million Dollars ($15,000,000) pursuant to the terms of various loans and Security Agreements each dated on or about the date hereof (the "LOAN AGREEMENTS") by and between DVI as lender, Pledgor as guarantor and various affiliates as borrower.

         B. DVIBC has provided Pledgor with an increase in a revolving line of credit in the amount of $10,000,000 pursuant to the terms of an amendment to the Loan and Security Agreement between DVIBC and Pledgor (the "DVIBC LOAN AMENDMENT")(the Loan Agreements and the DVIBC Loan Amendment collectively, the "AGREEMENTS").

         C. Pledgor owns 100% of the issued and outstanding common stock of Medical Diagnostics, Inc. ("MDI").

         D. As a condition of DVI's obligations under the Loan Agreements and DVIBC's amendment of the DVIBC Loan Agreement was that Pledgor has executed and delivered this Pledge Agreement to pledge its stock in MDI as security for performance of Pledgor's obligations under the Loan Agreements.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are being acknowledged and affirmed, the parties hereto agree as follows:

         1. As security on a pari passu basis for the performance of the obligations of Pledgor and its affiliates under the Agreements and various guaranties with respect thereto (the "OBLIGATIONS"), Pledgor hereby grants to DVI and DVIBC a security interest in, and assigns, transfers to and pledges with DVI as pledgee for DVI and DVIBC, a security interest in and to the common stock of MDI held by Pledgor, together with proceeds from any sale or disposition thereof, dividend payments, liquidating payments, new securities or other money or property to which each Pledgor is or may hereafter become entitled to receive on account thereof. In the event that Pledgor receives any such money or property, which it is not permitted to receive pursuant to the terms of the Agreements, Pledgor shall immediately deliver it to DVI to be held

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by DVI hereunder in the same manner as the property pledged by this Pledge
Agreement. All such money and property assigned, transferred to and pledged with DVI as pledgee pursuant to this paragraph is hereafter called the "COLLATERAL". Pledgor hereby appoints DVI as attorney-in-fact to transfer the Collateral pursuant to the provisions of this Pledge Agreement.

         2. DVI shall hold the Collateral, until required to return the Collateral to Pledgor, as security for the performance of the Obligations and DVI may not encumber or dispose of the Collateral except in accordance with the provisions of this Pledge Agreement. Until the Obligations are paid in full, Pledgor may not transfer, sell, contract to sell, assign, encumber or otherwise dispose of any interest in the Collateral, in whole or in part, without the prior written consent of DVI. Upon payment in full of the Obligations DVI shall return the Collateral to Pledgor and this Pledge Agreement ceases to be of any further force and effect.

         3. Pledgor hereby represents, warrants and covenants to DVI (i) the shares of MDI common stock pledged by Pledgor to DVI pursuant to this Pledge Agreement represent 100% of the issued and outstanding shares of common stock and warrants, options and other rights to purchase shares of common stock or any other equity interest in MDI, (ii) Pledgor is the legal and beneficial owner of the Collateral pledged by Pledgor to DVI pursuant to this Pledge Agreement,
(iii) such Collateral is validly issued, fully paid and is issued in the name of Pledgor, (iv) none of such Collateral is subject to any Lien of any kind whatsoever, except for the first Lien on such Collateral granted to DVI hereby and Permitted Liens, (v) no authorization, approval or other action by, or notice to or filing with, any Governmental Authority is required for the pledge by Pledgor of such Collateral pursuant to the terms of this Pledge Agreement and
(vi) until all of the Obligations have been paid and performed in full, Pledgor:
(A) may not create or permit to exist any Lien upon or with respect to such Collateral, except for the first Lien thereon granted to DVI by this Pledge Agreement and Permitted Liens, and (B) may not sell, transfer, convey, assign, or otherwise voluntarily divest Pledgor's interest in such Collateral, or any part thereof, to any other Person.

         4. In the event that, during the term of this Pledge Agreement, Pledgor, by virtue of the ownership by Pledgor of the Collateral, becomes entitled to additional or new shares of MDI common stock as the result of any merger, consolidation, reorganization, conversion or preemptive right or otherwise, Pledgor shall deliver or cause MDI to deliver the additional or new certificates to DVI to be held under the terms of this Pledge Agreement in the same manner as the Collateral originally pledged hereunder, and such additional Collateral is also hereinafter be referred to as the "COLLATERAL".

         5. If an Event of Default occurs and is continuing, DVI has the power, exercisable by giving 30 days prior notice to Pledgor, to direct MDI to cause the transfer in its books of all of the shares of MDI common stock which constitute the Collateral, to the name of DVI, and to issue new certificates representing such shares to DVI. DVI may also, at any time after the happening of any of the events set forth in the preceding sentences of this paragraph 5, elect to sell the Collateral at a public sale after giving notice or notification to each Pledgor as required

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by the Commercial Code, at least ten days before the event which is the subject of the notice. DVI may buy the Collateral at a public sale or at a private sale under the conditions specified in the Commercial Code. Any such sale may be conducted by any auctioneer or any officer or agent of DVI.

         6. If any legal action or other proceeding is brought for the enforcement of this Pledge Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Pledge Agreement, the successful or prevailing party is entitled to recover attorneys' fees and other costs incurred in that action or proceeding in addition to any other relief to which the party may be entitled.

         7. The rights, powers and remedies given to DVI by virtue of this Pledge Agreement are in addition to all rights, powers, and remedies given to DVI by virtue of any statute or rule of law. Any forbearance, failure or delay by DVI in exercising any right, power or remedy hereunder may not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder does not preclude the further exercise thereof; and every right, power and remedy of DVI continues in full force and effect until such right, power or remedy is specifically waived in writing by DVI.

         8. All notices, requests, demands and other communications under this Agreement must be in writing and are deemed to have been delivered, given and received when given in the manner provided and addressed as set forth in the Loan Agreements.

         9. Time is declared to be of the essence in this Pledge Agreement. This Pledge Agreement shall be construed and governed by the laws of the State of Pennsylvania, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                        U.S. DIAGNOSTIC INC.

                                        By:
                                             ------------------------------
                                             Name:
                                             Title:

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